Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Marge Brown

(952) 830-8463

JOSTENS REPORTS SALES INCREASE FOR THE SECOND QUARTER AND FIRST HALF OF 2004

MINNEAPOLIS, August 5, 2004 – Jostens, Inc. today reported net sales for the quarter ended July 3, 2004 of $376.2 million, bringing net sales for the first half of fiscal 2004 to $519.3 million.  For the second quarter and first half of fiscal 2003, the Company reported net sales of $374.9 million and $496.5 million, respectively.

The Company reported net income of $41.8 million for the second quarter of fiscal 2004 and $21.9 million for the first half of fiscal 2004.  For the second quarter and first half of fiscal 2003, the Company reported net income of $53.7 million and $45.1 million, respectively.

The Company has accounted for its July 29, 2003 merger with a subsidiary established by DLJ Merchant Banking Partners III, L.P. and its affiliated funds and co-investors utilizing purchase accounting, which resulted in a new valuation of the assets and liabilities of the Company.  In the accompanying statements of operations, the Company has presented adjusted operating results for the second quarter and first half of fiscal 2004, which exclude the impact of purchase accounting relating to the transaction, to further enhance comparability with the corresponding 2003 periods.  Net income excluding purchase accounting was $68.7 million and $55.9 million for the second quarter and first half, respectively.

Adjusted EBITDA (as defined in the accompanying condensed consolidated statements of operations) was $114.3 million for the second quarter and $127.6 million for the first half of fiscal 2004.  For the second quarter and first half of fiscal 2003, the Company reported Adjusted EBITDA of $111.7 million and $117.2 million, respectively.  The Company has presented Adjusted EBITDA because the Company uses it to monitor and evaluate its ongoing operating results and trends, and believes it provides investors an understanding of its operating performance over comparative periods.

Capital spending for the first half was $6.7 million.  In the first half of fiscal year 2004, Jostens also repurchased $5.0 million principal amount of its 12.75% senior subordinated notes and made an optional pre-payment on the bank term loan of $36.0 million.

“We had a strong first-half performance from our key spring product lines of yearbook and graduation products and overall are pleased with our performance,” said Michael L. Bailey, CEO.

Jostens is a provider of products, programs and services that help people celebrate important moments, recognize achievements and build affiliation.  The Company’s products include yearbooks, class rings, graduation products, school photography, and awards for athletes and fans.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are subject to certain risks and uncertainties that could cause the Company’s actual future results to differ materially from its historical results and those presently anticipated or projected.  You are hereby cautioned that these statements may be affected by our substantial debt, our inability to achieve our business strategies, changes in relationships with our employees or our independent representatives, our dependence on key suppliers, seasonality, fluctuating raw materials prices as well as other factors set forth in the Company’s filings with the Securities and Exchange Commission, and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements.  The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.  In addition, the use of the term “Adjusted EBITDA” is not intended to be an alternative to the financial results under generally accepted accounting principles in the United States of America.

The Company’s condensed consolidated financial statements for the three and six-month pre-merger periods ended June 28, 2003 were prepared using the Company’s historical basis of accounting.  The merger, which was completed on July 29, 2003, was accounted for utilizing purchase accounting, which resulted in a new valuation for the assets and liabilities of the Company.  Although this new basis of accounting began on July 29, 2003, the Company has adjusted its operating results for the three and six-month post-merger periods ended July 3, 2004 to exclude the impact of purchase accounting as it believes this presentation facilitates the comparison of its results with the corresponding period in 2003.  The foregoing information may contain financial measures other than in accordance with generally accepted accounting principles and should not be considered in isolation from or as a substitute for the Company’s historical condensed consolidated financial statements.  In addition, the adjusted operating results may not reflect the actual results the Company would have achieved absent the adjustments and may not be predictive of future results of operations.  The Company presents this information because management uses it to monitor and evaluate the Company’s ongoing operating results and trends, and believes it provides investors an understanding of the Company’s operating performance over comparative periods.

JOSTENS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

In thousands	Post-Merger Three Months Ended July 3, 2004	Adjusted Three Months Ended July 3, 2004		Pre-Merger Three Months Ended June 28, 2003
Net sales	$376,186	$376,186		$374,936
Cost of products sold	196,867	161,558	(1)	161,005
Gross profit	179,319	214,628		213,931
Selling and administrative expenses	116,470	106,100	(2)	108,589
Operating income	62,849	108,528		105,342
Net interest expense	16,360	17,481	(3)	13,535
Earnings before income taxes	46,489	91,047		91,807
Provision for income taxes	4,649	22,298	(4)	38,100
Net income	$41,840	$68,749		$53,707

Adjusted EBITDA(5)	$114,272	$114,272		$111,723

(1)          Adjusted to reverse $33.3 million of amortization expense for excess purchase price allocated to an intangible asset for order backlog and $2.0 million of depreciation expense for excess purchase price allocated to property and equipment.

(2)          Adjusted to reverse $10.0 million of amortization expense for excess purchase price allocated to various intangible assets and $0.4 million of depreciation expense for excess purchase price allocated to property and equipment.

(3)          Adjusted to reverse $1.1 million of amortization for excess purchase price allocated to premiums on the senior subordinated notes and redeemable preferred stock.

(4)          Reflects $17.6 million of income tax benefit on the adjusted items above.

(5)          Adjusted EBITDA represents net loss before net interest expense, income taxes, depreciation, amortization, loss on redemption of debt, management advisory fees and other miscellaneous items.  The Company believes Adjusted EBITDA provides meaningful additional information that enables management to monitor and evaluate the Company’s ongoing operating results and trends, and provides investors an understanding of operating performance over comparative periods.  Adjusted EBITDA is also one component of measurement used in the Company’s compensation plans. Adjusted EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles, or as an alternative to cash flows as a source of liquidity, and may not be comparable with Adjusted EBITDA as defined by other companies.  The Company may not be permitted to present Adjusted EBITDA in its filings with the SEC to the extent its adjustments to EBITDA eliminate items identified as non-recurring, infrequent or unusual when the nature of the charge makes it reasonably likely to recur.  Investors should make their own assessment as to the appropriateness of these adjustments.  The calculation of Adjusted EBITDA is as follows:

In thousands	Post-Merger Three Months Ended July 3, 2004	Adjusted Three Months Ended July 3, 2004	Pre-Merger Three Months Ended June 28, 2003
Net income	$41,840	$68,749	$53,707
Net interest expense, including amortization of debt issuance costs	16,360	17,481	13,535
Provision for income taxes	4,649	22,298	38,100
Depreciation expense	7,115	4,820	5,428
Amortization expense	43,890	563	995
Management advisory fees	375	375	—
Other	43	(14)	(42)
Adjusted EBITDA	$114,272	$114,272	$111,723

JOSTENS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

In thousands	Post-Merger Six Months Ended July 3, 2004	Adjusted Six Months Ended July 3, 2004		Pre-Merger Six Months Ended June 28, 2003
Net sales	$519,271	$519,271		$496,460
Cost of products sold	257,647	219,369	(1)	211,750
Gross profit	261,624	299,902		284,710
Selling and administrative expenses	204,695	183,957	(2)	180,047
Operating income	56,929	115,945		104,663
Loss on redemption of debt	420	1,276	(3)	—
Net interest expense	32,189	34,167	(4)	27,475
Earnings before income taxes	24,320	80,502		77,188
Provision for income taxes	2,432	24,609	(5)	32,079
Net income	$21,888	$55,893		$45,109

Adjusted EBITDA(6)	$127,604	$127,604		$117,249

(1)          Adjusted to reverse $34.4 million of amortization expense for excess purchase price allocated to an intangible asset for order backlog and $3.9 million of depreciation expense for excess purchase price allocated to property and equipment.

(2)          Adjusted to reverse $20.0 million of amortization expense for excess purchase price allocated to various intangible assets and $0.7 million of depreciation expense for excess purchase price allocated to property and equipment.

(3)          In connection with the partial redemption of the senior subordinated notes, adjusted to reverse $0.9 million of accelerated amortization for excess purchase price allocated to a premium on the notes.

(4)          Adjusted to reverse $2.0 million of amortization for excess purchase price allocated to premiums on the senior subordinated notes and redeemable preferred stock.

(5)          Reflects $22.2 million of income tax benefit on the adjusted items above.

(6)          Adjusted EBITDA represents net loss before net interest expense, income taxes, depreciation, amortization, loss on redemption of debt, management advisory fees and other miscellaneous items.  The Company believes Adjusted EBITDA provides meaningful additional information that enables management to monitor and evaluate the Company’s ongoing operating results and trends, and provides investors an understanding of operating performance over comparative periods.  Adjusted EBITDA is also one component of measurement used in the Company’s compensation plans.  Adjusted EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles, or as an alternative to cash flows as a source of liquidity, and may not be comparable with Adjusted EBITDA as defined by other companies.  The Company may not be permitted to present Adjusted EBITDA in its filings with the SEC to the extent its adjustments to EBITDA eliminate items identified as non-recurring, infrequent or unusual when the nature of the charge makes it reasonably likely to recur.  Investors should make their own assessment as to the appropriateness of these adjustments.  The calculation of Adjusted EBITDA is as follows:

In thousands	Post-Merger Six Months Ended July 3, 2004	Adjusted Six Months Ended July 3, 2004	Pre-Merger Six Months Ended June 28, 2003
Net income	$21,888	$55,893	$45,109
Net interest expense, including amortization of debt issuance costs	32,189	34,167	27,475
Provision for income taxes	2,432	24,609	32,079
Depreciation expense	14,095	9,569	10,941
Amortization expense	55,540	1,126	1,687
Loss on redemption of debt	420	1,276	—
Management advisory fees	629	629	—
Other	411	335	(42)
Adjusted EBITDA	$127,604	$127,604	$117,249

JOSTENS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

In thousands	Post-Merger July 3, 2004	Pre-Merger June 28, 2003
ASSETS

Cash and cash equivalents	$4,555	$22,940
Accounts receivable, net	82,163	87,860
Inventories	49,693	45,528
Other current assets	38,349	36,817
Total current assets	174,760	193,145

Property and equipment, net	97,369	60,695
Goodwill and other intangibles, net	1,317,640	19,656
Other assets	31,367	57,389
	$1,621,136	$330,885

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

Short-term borrowings	$9,675	$8,880
Accounts payable and accrued expenses	193,214	197,999
Current portion of long-term debt	5,150	18,411
Total current liabilities	208,039	225,290

Long-term debt, net of current maturities	637,419	554,463
Redeemable preferred stock	122,435	—
Deferred income taxes	223,326	10,533
Other noncurrent liabilities	23,344	6,362
Total liabilities	1,214,563	796,648

Redeemable preferred stock	—	77,316

Shareholders’ equity (deficit)	406,573	(543,079)
	$1,621,136	$330,885

JOSTENS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended
In thousands	Post-Merger July 3, 2004	Pre-Merger June 28, 2003
Net income	$21,888	$45,109
Depreciation and amortization	71,525	15,292
Accrued interest on redeemable preferred stock	7,163	—
Deferred income taxes	(22,177)	—
Other non-cash reconciling adjustments	463	95
Changes in assets and liabilities	(45,052)	(28,343)
Net cash provided by operating activities	33,810	32,153
Acquisition of business, net of cash acquired	—	(5,008)
Purchases of property and equipment	(6,656)	(5,369)
Other	18	(407)
Net cash used for investing activities	(6,638)	(10,784)
Principal payments on long-term debt	(36,000)	(8,218)
Redemption of senior subordinated notes	(5,800)	—
Other	(126)	(1,420)
Net cash used for financing activities	(41,926)	(9,638)
Effect of exchange rate changes on cash and cash equivalents	(62)	271
(Decrease) increase in cash and cash equivalents	(14,816)	12,002
Cash and cash equivalents, beginning of period	19,371	10,938
Cash and cash equivalents, end of period	$4,555	$22,940

Free cash flow (1)	$27,172	$21,369

1                  Free cash flow represents net cash provided by operating and investing activities, and excludes the effects of cash used for financing activities.  Free cash flow is a non-GAAP metric used by management to measure the Company’s ability to service its indebtedness.  Free cash flow should not be considered in isolation or as a substitute for measures of liquidity prepared in accordance with generally accepted accounting principles.  Free cash flow is not necessarily comparable with similarly titled measures reported by other companies.  The following table reconciles the Company’s reported cash flows from operating and investing activities to free cash flow:

	Six Months Ended
In thousands	Post-Merger July 3, 2004	Pre-Merger June 28, 2003

Net cash provided by operating activities	$33,810	$32,153
Net cash used for investing activities	(6,638)	(10,784)
Free cash flow	$27,172	$21,369